GAMING & LEISURE PROPERTIES, INC.
c/o Continental Proxy Services – 8th Floor
17 Battery Place, New York NY 10004–1123

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Gaming & Leisure Properties, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on
June 1, 2016

*Shareholders are cordially invited to attend the Annual Meeting and vote in person.
Information on how to attend the meeting and vote your shares in person is available in the proxy statement.

Dear Shareholder,

The Board of Directors recommends you vote FOR the following items of business to be considered at the Annual Meeting:

1. The election of Peter M. Carlino as Class III director to hold office until the 2019 Annual Meeting of Shareholders and until his respective successor has been duly elected and qualified.

2. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year.

3. The amendment and restatement of the Company's Articles of Incorporation to declassify the Company's Board of Directors.

Shareholders of record of the Company's common stock (NASDAQ: GLPI) as of the close of business on April 8, 2016 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

By order of the Board of Directors,

Peter M. Carlino
Chairman of the Board of Directors

Wyomissing, Pennsylvania

Vote Your Proxy on the Internet:

Go to http://www.cstproxyvote.com
You may vote your proxy when you view the Proxy Materials on the Internet. Have your notice available when you access the above website Follow the prompts to vote your shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

The Proxy Materials are available for review at:
http://www.cstproxy.com/glpropinc/2016

GAMING&LEISURE PROPERTIES, INC

Important Notice Regarding the Availability Of Proxy Materials For the 2016 Annual Meeting of Shareholders to Be Held On June 1, 2016

The 2016 Annual Meeting of Shareholders of Gaming & Leisure Properties, Inc., will be held at the offices of Ballard Spahr LLP, 1735 Market Street, 48th Floor, Philadelphia, PA 19103, on June 1, 2016, at 10:00 AM (Eastern Time).

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/glpropinc/2016

- the Company's Annual Report for the year ended December 31, 2015;
- the Company's 2016 Proxy Statement;
- the Proxy Card; and
- any amendments to the foregoing materials that are required to be furnished to shareholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 20, 2016 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID, proxy number, and account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0690,

or

By logging on to http://www.cstproxy.com/glpropinc/2016

or

By email at: proxy@continentalstock.com

Please include the company name and your account number in the subject line.